UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

BRINX RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-102441 (Commission File Number)	98-0388682 (IRS Employer Identification No.)

820 Piedra Vista Road NE, Albuquerque, NM 87123
(Address of principal executive offices)(Zip Code)

(505) 250-9992
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01            Changes in Registrant’s Certifying Accountant

On April 21, 2008, the registrant dismissed Gordon, Hughes & Banks, LLP ("GHB") as its independent registered public accounting firm.  Also on April 21, 2008, the registrant engaged Chisholm, Bierwolf & Nilson, LLC ("Chisholm") to serve as the registrant’s independent registered public accounting firm for fiscal year ending October 31, 2008.  The board of directors of the registrant approved both actions.

The reports of GHB on the registrant’s consolidated financial statements for the two most recent fiscal years ended October 31, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports for both years contained an explanatory paragraph regarding the registrant’s ability to continue as a going concern.

In connection with the audit of the registrant’s financial statements for fiscal year ended October 31, 2007, GHB advised the registrant that based on several corrections to the registrant’s financial statements and related disclosures proposed by GHB, there was a material weakness in the registrant’s internal controls over financial reporting.  Additionally, although the registrant is not required to segregate the principal executive officer and principal financial officer functions and is not required to have an audit committee, GHB considered the fact that the registrant’s sole officer serves in both of these functions and that the registrant does not have an audit committee as dispositive in providing its advice to the registrant.  As a result of this material weakness in the registrant’s internal controls, the registrant’s sole officer concluded further that the design and operation of the registrant’s disclosure controls and procedures were not effective.

During the fiscal years ended October 31, 2007 and 2006 and through the subsequent interim period ending April 21, 2008, there were no disagreements with GHB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GHB, would have caused GHB to make reference thereto in its report on the registrant’s financial statements for such years.  Further, except as described above, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring within the registrant’s two most recent fiscal years and the subsequent interim period ending April 21, 2008.

The registrant has requested GHB to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 25, 2008, is filed as Exhibit 16.1 to this Form 8-K.

During the registrant’s fiscal years ended October 31, 2007 and 2006 and through April 21, 2008, the period prior to the engagement of Chisholm, neither the registrant nor anyone on its behalf consulted Chisholm regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the registrant’s financial statements.  Further, Chisholm has not provided written or oral advice to the registrant that was an important factor considered by the registrant in reaching a decision as to any accounting, auditing or financial reporting issues.

The registrant has requested that Chisholm review this Current Report on Form 8-K and provided Chishom with the opportunity to furnish a letter addressed to the SEC containing any new information, clarification of the registrant’s reviews, or the respects in which it does not agree with the statements herein.  Chisholm has advised that it has reviewed this Form 8-K and has no need to submit a letter in accordance with Item 304 of Regulation S-K.

Item 9.01            Financial Statements and Exhibits

Exhibits:

Regulation S-K Number	Document

16.1	Letter from Gordon, Hughes & Banks, LLP dated April 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINX RESOURCES LTD.

April 24, 2008	By:	/s/ Leroy Halterman
Leroy Halterman, President

EXHIBIT INDEX

Exhibits:

Regulation S-K Number	Document

16.1	Letter from Gordon, Hughes & Banks, LLP dated April 25, 2008